UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2023

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38586	46-2688109
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Verdolino & Lowey, P.C. 124 Washington Street, Suite 101 Foxboro, MA	02035
(Address of registrant’s principal executive office)	(Zip code)

(508) 543-1720 (Registrant’s telephone number, including area code)

399 Binney Street, Suite 300
Cambridge, MA 02139

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RUBY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2023, Rubius Therapeutics, Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s non-compliance with the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) as of January 23, 2023, and the Staff’s determination that the Company is a “public shell” as that term is defined in Nasdaq Listing Rule 5101, the Company would be delisted at the opening of business on February 15, 2023 unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”) to address the deficiencies and present a plan to regain compliance.

The Company plans to timely request a hearing before the Panel, which request will stay any further delisting action by the Staff at least pending the ultimate outcome of the hearing and the expiration of any extension that may be granted by the Panel. The Company’s common stock will remain listed and eligible for trading on Nasdaq at least pending the ultimate conclusion of the hearing process.

As previously disclosed, on July 27, 2022, the Company received written notice from the Staff indicating that, based upon the closing bid price for the Company’s common stock for the previous 30 consecutive business days, the Company no longer satisfied the minimum bid price requirement for continued listing on The Nasdaq Global Select Market and, in accordance with the Nasdaq Listing Rules, was afforded a 180-calendar day grace period, through January 23, 2023 to regain compliance with the rule. The Company did not regain compliance with minimum bid price requirement by January 23, 2023 and, given the Staff’s separate determination that the Company is a public shell, the Staff did not grant the Company a second grace period to do so.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Extension of CEO Services

As previously disclosed by the Company’s Current Report on Form 8-K filed with the Commission on November 2, 2022 (the “November 8-K”), Dannielle Appelhans’ employment as the Company’s chief executive officer and president of the Company was expected to terminate no later than January 31, 2023. In light of the Company’s continued review of strategic alternatives, Ms. Appelhans has agreed to continue to serve as the Company’s chief executive officer and president until no later than March 3, 2023, and Ms. Appelhans may thereafter provide consulting services, depending on the progress or outcome of such strategic review process at such time.

Officer Departure

On January 31, 2023, Laurence Turka, M.D., stepped down from his position as Chief Scientific Officer and Head of Research and Translational Medicine of the Company on the terms previously disclosed in the November 8-K. Dr. Turka is continuing to provide consulting services as the Company undertakes its review of strategic alternatives.

Director Resignations

On January 31, 2023, Francis Cuss, M.B., B. Chir., FRCP, Michael Rosenblatt, M.D. and Susanne Schaffert, Ph.D., each notified the Company of their respective resignations as members of the Company’s board of directors, effective immediately. None of the resignations of Drs. Cuss, Rosenblatt and Schaffert resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Forward Looking Statements

Certain statements in this report constitute “forward-looking statements” of the Company within the meaning of applicable laws and regulations and constitute “forward-looking information” within the meaning of applicable securities laws.  Any statements contained herein which do not describe historical facts, including statements regarding the Company’s management and review of strategic alternatives are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the possibility that no strategic alternatives or trading market will be available to the Company and that the Company’s stockholders will not realize any value in the Company’s shares, as well as those risks identified in the Company’s filings with the Commission, including under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2021, and subsequent filings, with the Commission, including the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2022 and September 30, 2022, available on the Commission’s website at www.sec.gov.  Any such risks and uncertainties could materially and adversely affect the Company’s results of operations and cash flows and the amount of time the Company can meet its operational and capital needs. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

The Company cautions that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2023	RUBIUS THERAPEUTICS, INC.

	By:	/s/ Dannielle Appelhans
Dannielle Appelhans
Chief Executive Officer